UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     August 14, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

(908) 722-4800
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 14, 2008, Tekni-Plex, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with Avenue Capital and certain of its affiliates (“Avenue”) pursuant to which Avenue agreed to purchase all of the Company’s 10.875% Senior Secured Notes due 2012 tendered (the “Tendered Notes”) pursuant to the tender offer made by the Company on June 27, 2008 (the "Offer"). The Offer was made pursuant to Section 4.15 of the Company's first lien Indenture (the "Indenture"), dated as of June 10, 2005, by and among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee thereto. Pursuant to the terms of the Offer, Avenue will purchase the Tendered Notes at 101% of the principal amount of the Tendered Notes (the “Purchase Price”) and the Company will pay any accrued and unpaid interest on the Tendered Notes. As consideration, the Company will pay to Avenue a fee equal to the sum of (i) $2,250,000 and (ii) 6.0% of the Purchase Price actually paid by Avenue. The closing of the Note Purchase Agreement, which is expected to occur simultaneously with the settlement of the Offer on August 22, 2008 (the "Settlement Date"), will enable the Company to fulfill its obligation to purchase the Tendered Notes on the Settlement Date as required by the Indenture and the Offer.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 27, 2008, the Company announced in a Current Report on Form 8-K that it had initiated an internal investigation regarding the Company’s financial records. The Company’s Board of Directors has continued to conduct this inquiry, however, the investigation is not yet complete and the Company cannot predict at this time whether the investigation will conclude that adjustments to prior periods’ financial statements are necessary. To the extent that such adjustments are determined to be necessary, the adjustments could be material to the prior periods’ financial statements. The investigation is ongoing and the Company cannot estimate at this time when the investigation will conclude. The Company and its Board of Directors are firmly committed to completing a thorough, expeditious inquiry of these matters but is unable to provide further information at this time.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Gary Schafer
Name: Gary Schafer Title: Chief Financial Officer

Dated:  August 15, 2008